SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              SUNTRUST BANKS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                    SUNTRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
SunTrust Banks, Inc.

     The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Room 10 of the SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia, on Tuesday, April 20, 1999, at 9:30 a.m. local time, for the following purposes:

       1. To elect five directors to serve until the Annual Meeting of Shareholders in 2002, two directors to serve until the Annual Meeting of Shareholders in 2001, and one director to serve until the Annual Meeting of Shareholders in 2000;

       2. To ratify the appointment of Arthur Andersen LLP as independent auditors for 1999; and

       3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

                                 By Order of the Board of Directors

                                 Raymond D. Fortin
                                 Corporate Secretary
March 8, 1999



                                IMPORTANT NOTICE

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible in the postage paid envelope provided.

                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308


                                 PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. (the "Company" or "SunTrust") in connection with the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 20, 1999 (the "Annual Meeting"). The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy even if he attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by notice to the Corporate Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for each of the proposals described below. This Proxy Statement and the enclosed proxy are being first mailed to the Company's shareholders on or about March 15, 1999.

                              ELECTION OF DIRECTORS
                                    (Item 1)

     Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the Board of Directors shall be 16, with directors divided into 3 classes serving staggered 3-year terms. There are 5 directors, A. W. Dahlberg, L. Phillip Humann, M. Douglas Ivester, Joseph L. Lanier, Jr. and Frank E. McCarthy, who have been nominated to stand for reelection as directors at the Annual Meeting in 1999 for terms expiring in 2002. In addition, Frank S. Royal, M.D. and Richard G. Tilghman have been nominated to stand for election as directors for terms expiring in 2001, and G. Gilmer Minor, III has been nominated to stand for election as a director for a term expiring in 2000. Mr. McCarthy, Dr. Royal, Mr. Minor and Mr. Tilghman were appointed directors of the Company on December 31, 1998 pursuant to the Company's agreement with Crestar Financial Corporation to add Mr. Tilghman and 3 additional Crestar directors to the Company's Board of Directors upon consummation of the acquisition of Crestar. In February 1999, the Company amended its Bylaws to provide that a director shall retire as a director at the end of such director's term coinciding with or following such director's 70th birthday. In addition to the 8 nominees, there are 8 other directors continuing to serve on the Board of Directors, whose terms expire in 2000 and 2001. The Board of Directors recommends that shareholders vote in favor of all of the nominees.

     The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director.

     Nominations for election to the Board of Directors may be made by any shareholder entitled to vote for the election of directors. In accordance with the Bylaws, nominations shall specify the class (term) of directors to which each person is nominated, shall be made in writing and shall be delivered or mailed to the Company's Chairman of the Board not later than March 22, 1999. Any such nomination shall contain the following information: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of issued and outstanding $1.00 par value per share common stock of the Company ("Company Common Stock") that, to the knowledge of the nominating shareholder, will be voted for the proposed nominee; (iv) the name and residence address of each nominating shareholder; (v) the number of shares of Company Common Stock owned by the nominating shareholder; (vi) the total number of shares of Company Common Stock that, to the knowledge of the nominating shareholder, are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve, if elected.

     The following table sets forth for each nominee and each director whose term continues after the meeting, his age, the number of shares of Company Common Stock beneficially owned by him on December 31, 1998, a brief description of his principal occupation and business experience during the last five years, certain other directorships held and how long he has been a director of the Company.

Nominees For Term Expiring in 2002
----------------------------------
                                                                                                         Shares of
Name, Principal Occupation, Certain                                          Director                     Company
    Other Directorships and Age                                                Since                   Common Stock(1)
-----------------------------------                                          --------                  ---------------
A. W. Dahlberg is Chairman of the Board,  President and Chief                  1996                       3,000  (2)
Executive Officer of The Southern Company,  an investor-owned electric  utility group.  Prior to 1994, he was President and
Chief Executive  Officer of Georgia Power Company.  He serves
as  a  director  of  Equifax   Inc.   and   Protective   Life
Corporation. Mr. Dahlberg is 58.

L.  Phillip  Humann is Chairman of the Board,  President  and                  1991                     569,797  (3)
Chief Executive  Officer of the Company.  He is a director of
Coca-Cola   Enterprises   Inc.,   Equifax  Inc.  and  Haverty
Furniture Companies, Inc. Mr. Humann is 53.

M.  Douglas  Ivester  is  Chairman  of the  Board  and  Chief                  1998                       1,000  (4)
Executive  Officer  of The  Coca-Cola  Company.  He served as
President  and  Chief  Operating  Officer  of  The  Coca-Cola
Company from July 1994 until elected to his current  position in October  1997.  From  April  1993 until July 1994,  he was
Executive    Vice    President   and   Principal    Operating
Officer/North  America  of  The  Coca-Cola  Company.  He is a
director of Georgia-Pacific Corporation. Mr. Ivester is 51.




                                                          2


                                                                                                         Shares of
Name, Principal Occupation, Certain                                          Director                     Company
    Other Directorships and Age                                                Since                   Common Stock(1)
-----------------------------------                                          --------                  ---------------

Joseph  L.  Lanier,  Jr. is  Chairman  of the Board and Chief                  1984                      17,600  (5)
Executive Officer of Dan River, Inc., a textile manufacturing company.  He is  also a  director  of  Dimon,  Inc.,  Flowers
Industries,   Inc.,  Waddell  &  Reed  Financial,   Inc.  and
Torchmark Corporation. Mr. Lanier is 67.

Frank E.  McCarthy is President  of the  National  Automobile                  1998                       8,572  (6)
Dealers  Association.  Mr.  McCarthy  is also a  director  of
Crestar Financial  Corporation,  and became a director of the
Company  when Crestar was acquired by the Company in December
1998. Mr. McCarthy is 64.



Nominees for Term Expiring in 2001
----------------------------------

Frank S. Royal,  M.D. is  President  and a member of Frank S.                  1998                       3,978  (7)
Royal,  M.D., P.C.  (family  medicine).  He began  practicing medicine  in 1969.  Dr.  Royal is also a director  of Crestar
Financial  Corporation,  and became a director of the Company when  Crestar was  acquired by the Company in December  1998.
Dr.  Royal  is also a  director  of  Chesapeake  Corporation,
Columbia/HCA  Healthcare  Corporation,  CSX  Corporation  and
Dominion Resources, Inc. Dr. Royal is 59.

Richard G.  Tilghman  is Vice  Chairman  and  Executive  Vice                  1998                     649,277  (8)
President of the Company (since December 1998).  Mr. Tilghman is also  Chairman  and Chief  Executive  Officer  of  Crestar
Financial  Corporation  and Crestar Bank. From September 1985
until October  1988,  he was  President of Crestar  Financial
Corporation  and Crestar Bank. Mr. Tilghman became a director of the Company  when  Crestar was  acquired by the Company in
December   1998.   He  is  also  a  director  of   Chesapeake
Corporation. Mr. Tilghman is 58.










                                                          3




                                                                                                         Shares of
Name, Principal Occupation, Certain                                          Director                     Company
    Other Directorships and Age                                                Since                   Common Stock(1)
-----------------------------------                                          --------                  ---------------

Nominee for Term Expiring in 2000
---------------------------------

G.  Gilmer  Minor,  III  is  Chairman,  President  and  Chief                  1998                       6,793  (9)
Executive  Officer  of  Owens  &  Minor,   Inc.,  a  national
distributor of hospital and medical  supplies.  Mr. Minor was named  Chairman  of Owens & Minor,  Inc. in May 1994 and also serves  as a  director.  He is  also a  director  of  Crestar
Financial  Corporation,  and became a director of the Company when Crestar was acquired by the Company in December 1998. In addition,  he is a director of Richfood  Holdings,  Inc.  Mr.
Minor is 58.

Directors Whose Terms Expire in 2000
------------------------------------

J. Hyatt Brown is Chairman of the Board,  President and Chief                  1984                      50,000
Executive Officer of Poe & Brown,  Inc., an insurance agency.
He is also a director of  BellSouth  Corporation,  FPL Group,
Inc.,  International  Speedway  Corporation  and  Rock-  Tenn
Company. Mr. Brown is 61.

Alston  D.  Correll  is  Chairman  of  the  Board  and  Chief                  1997                      13,523  (10)
Executive   Officer   of   Georgia-Pacific   Corporation,   a
manufacturer  and  distributor  of pulp,  paper and  building products. Prior to 1993, he was President and Chief Operating
Officer of Georgia-Pacific Corporation. He is also a director of Sears,  Roebuck  and Co.  and The  Southern  Company.  Mr.
Correll is 57.

David H.  Hughes is Chairman  of the Board of  Directors  and                  1984                      48,240
Chief Executive Officer of Hughes Supply, Inc., a distributor of  construction  materials.  He is also a director  of Poe &
Brown, Inc. Mr. Hughes is 55.

Scott L. Probasco, Jr. is Chairman of the Executive Committee                  1987                   1,952,386  (11)
of SunTrust Bank,  Chattanooga,  a banking  subsidiary of the
Company.  He is also a director of Chattem,  Inc.,  Coca-Cola
Enterprises  Inc.,  Provident  Life  and  Accident  Insurance
Company of America and  Provident  Life Capital  Corporation.
Mr. Probasco is 70.





                                                          4


                                                                                                         Shares of
Name, Principal Occupation, Certain                                          Director                     Company
    Other Directorships and Age                                                Since                   Common Stock(1)
-----------------------------------                                          --------                  ---------------

Directors Whose Terms Expire in 2001
------------------------------------

Summerfield  K.  Johnston,  Jr. is  Chairman  of the Board of                  1997                     204,780  (12)
Directors  of  Coca-Cola  Enterprises  Inc.,  a producer  and distributor  of products of The  Coca-Cola  Company and other liquid non-alcoholic refreshment products. He served as Chief
Executive  Officer of Coca-Cola  Enterprises Inc. until 1998.
Mr. Johnston is 66.

Larry L. Prince is Chairman of the Board and Chief  Executive                  1996                     506,000  (13)
Officer  of Genuine  Parts  Company,  a service  organization engaged in the distribution of automotive  replacement parts, industrial  replacement parts and office products. Mr. Prince is also a director of Crawford & Co.,  Equifax Inc.,  John H.
Harland Co. and U.A.P. Inc., Canada. Mr. Prince is 60.

R.  Randall  Rollins  is  Chairman  of the  Board  and  Chief                  1995                      61,986  (14)
Executive  Officer of  Rollins,  Inc.,  a  consumer  services company. He is also Chairman of the Board and Chief Executive
Officer of RPC,  Inc., an oil and gas field services and boat
manufacturing   company,   and  a  director  of  Dover  Downs
Entertainment, Inc. Mr. Rollins is 67.

James B. Williams is Chairman of the  Executive  Committee of                  1984                   2,290,377  (15)
the Board of Directors  of the Company.  Prior to March 1998,
he was Chairman of the Board of Directors and Chief Executive
Officer  of  the  Company.  He is  also  a  director  of  The
Coca-Cola  Company,  Genuine Parts Company,  Georgia- Pacific
Corporation,  Rollins,  Inc.,  RPC,  Inc.  and Sonat Inc. Mr.
Williams is 65.



(1) Company Common Stock beneficially owned as of December 31, 1998. As of such date, no nominee or director was a beneficial owner of more than 1% of the outstanding shares of Company Common Stock. Except as otherwise indicated, each director possessed sole voting and investment power with respect to all shares set forth opposite his name.

(2)    Does not include  2,241  shares of Common Stock  equivalents  held in Mr.
       Dahlberg's   stock  account  under  the  Company's   Directors   Deferred
       Compensation Plan.

(3) Includes 24,336 shares held for the benefit of Mr. Humann under the Company's 401(k) Plan. Mr. Humann shares investment power with respect to 151,007 shares. Does not include 5,741 shares of Common Stock equivalents held in Mr. Humann's stock account under the Company's 401(k) Excess Plan.

(4)    Does not  include  718  shares of Common  Stock  equivalents  held in Mr.
       Ivester's   stock  account  under  the   Company's   Directors   Deferred
       Compensation Plan.

(5)    Mr. Lanier disclaims beneficial ownership of 4,000 shares.

(6) Does not include 2,865 shares of Common Stock equivalents held in Mr. McCarthy's account under Crestar's Directors' Equity Program.

(7) Does not include 1,631 shares of Common Stock equivalents held in Dr. Royal's account under Crestar's Directors' Equity Program.

(8) Includes 51,976 shares held for the benefit of Mr. Tilghman under Crestar's 401(k) Plan. Includes 342,210 shares that are the subject of exercisable employee stock options. Does not include 24,872 Common Stock equivalents held in Mr. Tilghman's account under Crestar Bank's ANEX and Excess Benefit plans, and 4,967 Common Stock equivalents issued under Crestar's 1993 Stock Incentive Plan.

(9) Does not include 1,418 shares of Common Stock equivalents held in Mr. Minor's account under Crestar's Directors' Equity Program.

(10)   Does not include  1,598  shares of Common Stock  equivalents  held in Mr.
       Correll's   stock  account  under  the   Company's   Directors   Deferred
       Compensation Plan.

(11) Mr. Probasco has sole investment power with respect to 704,700 of such shares and he shares investment power with respect to 1,247,586 of such shares. Mr. Probasco disclaims beneficial ownership of 623,793 of the shares listed.

(12) Mr. Johnston shares voting and investment power with respect to 48,000 shares. Mr. Johnston disclaims beneficial ownership of 3,036 shares. Does not include 1,033 shares of Common Stock equivalents held in Mr.
       Johnston's stock account under the Company's Directors Deferred Compensation Plan.

(13) Includes 504,000 shares held by two foundations of which Mr. Prince is a trustee. Does not include 3,000 shares of Common Stock equivalents held in Mr. Prince's stock account under the Company's Directors Deferred Compensation Plan.

(14) Mr. Rollins shares voting and investment power with respect to 20,168 shares.

(15) Includes 200,000 shares that are the subject of exercisable employee stock options. Also includes 1,110,346 shares held by three foundations of which Mr. Williams is one of a number of Trustees; Mr. Williams disclaims beneficial ownership of all such shares. Mr. Williams shares investment power with respect to 194,328 shares. Does not include 34,320 shares of Common Stock equivalents held in Mr. Williams' stock account under the Company's 401(k) Excess Plan.

Principal Shareholder and Management Stock Ownership

       The following sets forth certain information concerning persons known to the Company who may be considered a beneficial owner of more than 5% of the outstanding shares of Company Common Stock as of December 31, 1998.
                                              Shares                 Percent
       Name and Address                 Beneficially Owned           of Class
       ----------------                 ------------------           --------

       SunTrust Bank, Atlanta             22,712,319 (1) (2)           7.07 %
       One Park Place, N.E.
       Atlanta, Georgia 30303

       Crestar Bank                        8,444,482 (3) (4)           2.63 %
       919 East Main Street
       Richmond, Virginia 23219


(1) The shares shown were held by SunTrust Bank, Atlanta, a subsidiary of the Company, in various fiduciary or agency capacities. SunTrust Bank, Atlanta has sole voting power with respect to 9,300,934 of such shares and it shares voting power with respect to 821,524 of such shares, not including shares referred to in Note 2 below. SunTrust Bank, Atlanta has sole investment power with respect to 6,771,434 of the total shares set forth above and it shares investment power with respect to 2,928,099 of such shares, not including the shares referred to in Note 2 below. Other bank subsidiaries of the Company (excluding Crestar Bank) may be considered the beneficial owners of an additional 14,607,632 shares or 4.59% of the outstanding shares of Company Common Stock at December 31, 1998, held in various fiduciary or agency capacities. These other bank subsidiaries of the Company have sole voting power with respect to 13,089,378 of such shares and they share voting power with respect to 774,364 of such shares; they have sole investment power with respect to 7,795,263 of such shares and they share investment power with respect to 5,037,418 of such shares. The Company, SunTrust Bank, Atlanta and each other subsidiary disclaim any beneficial interest in any of such shares.

(2) Includes 11,465,918 shares held by SunTrust Bank, Atlanta as Trustee under the Company's 401(k) Plan. Shares of Company Common Stock allocated to a participant's account are voted by the Trustee in accordance with instructions from such participant. Shares for which there are no instructions from participants are not voted.

(3) The shares shown were held by Crestar Bank, a subsidiary of the Company, in various fiduciary or agency capacities. Crestar Bank has sole voting power with respect to 1,071,259 of such shares and it shares voting power with respect to 312,785 of such shares, not including shares referred to in Note 4 below. Crestar Bank has sole investment power with respect to 1,355,435 of the total shares set forth above and it shares investment power with respect to 483,287 of such shares, not including the shares referred to in Note 4 below. The Company and Crestar Bank disclaim any beneficial interest in any of such shares.

(4) Includes 6,606,426 shares held by Crestar Bank as Trustee under Crestar's Thrift & Profit Sharing Plan and 401,180 shares held by Crestar Bank as Trustee under Crestar's Merger Plan for Transferred Employees. Shares of Company Common Stock allocated to a participant's account are voted by the Trustee in accordance with instructions from such participant. Shares for which there are no instructions from participants are not voted.


       The following table sets forth the number of shares of Company Common Stock beneficially owned on December 31, 1998 by certain executive officers of the Company and by all directors and executive officers of the Company as a group (23 persons) and the percentage of the Company's outstanding shares owned by such group.

       Beneficial Owner                          Shares Beneficially Owned(1)                Percent of Class(2)
       ----------------                          ----------------------------                -------------------

       John W. Clay, Jr.                                151,588
       Samuel O. Franklin III                           230,228
       Theodore J. Hoepner                              226,933
       Robert R. Long                                   228,186
       John W. Spiegel                                  365,047
       E. Jenner Wood, III                              132,304

       All Directors and
       Executive Officers
       as a Group                                     6,385,287                                     1.98%

(1) Includes the following shares subject to exercisable stock options: Mr. Clay, 13,200 shares; Mr. Franklin, 20,664 shares; Mr. Hoepner, 22,000 shares; Mr. Long, 22,000 shares; Mr. Spiegel, 13,200 shares; Mr. Wood, 20,400 shares; all other executive officers, 543,210 shares.

(2) Outstanding shares represent the 321,124,134 shares of Company Common Stock outstanding on December 31, 1998, increased by the 654,674 shares subject to employee stock options referred to in Note 1. No executive officer owns 1% or more of the outstanding shares of Company Common Stock.


Board Committees, Attendance and Compensation

       The Company's Board of Directors has three standing committees -- the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee serves as the Nominating Committee. Regular meetings of the Board are held quarterly.

       The Executive Committee has and may exercise all the lawful authority of the full Board of Directors, except that the committee may not (1) approve, or propose to the shareholders, any action that lawfully must be approved by the shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, or adopt, amend, or repeal the Bylaws of the Company, or (4) approve a dissolution or merger of the Company or the sale of all or substantially all of the assets of the Company. The Executive Committee serves as the Nominating Committee and may make recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates and recommends nominees to the Board. The current members of the Executive Committee are Mr. Williams, Mr. Brown, Mr. Humann, Mr. Ivester, Mr. Probasco and Mr. Tilghman. The Executive Committee held 5 meetings during 1998.

       The  Audit  Committee  has  the   responsibility   of  recommending   the
independent auditors; reviewing and approving the annual plans of the independent auditors; approving the annual financial statements; reviewing regulatory reports; and reviewing and approving the annual plan for the internal audit department, as well as a summary report of such department's findings and recommendations. The current members of the Audit Committee are Mr. Hughes, Mr. Correll, Mr. McCarthy, Mr. Prince, Mr. Rollins and Dr. Royal. The Audit Committee held 5 meetings during 1998.

       The Compensation Committee is responsible for approving the compensation arrangements for senior management. It is also responsible for administration of certain employee benefit plans, including the Stock Incentive Plans, Management Incentive Plan, Performance Unit Plan, 401(k) Plan, 401(k) Excess Plan, Performance Bonus Plan, Retirement Plan, Supplemental Executive Retirement Plan and ERISA Excess Retirement Plan. The current members of the Compensation Committee are Mr. Lanier, Mr. Dahlberg, Mr. Johnston and Mr. Minor. The Compensation Committee held 5 meetings during 1998.

       During 1998, the Board of Directors held 5 meetings. All the Company's directors attended at least 75% of the Board meetings and meetings of committees on which they served. Each director who is not also an employee of the Company or its subsidiaries, except for the directors who joined the Board as a result of the acquisition of Crestar, received an annual retainer of $45,000 in 1998 and was paid a fee of $1,500 for each Board or committee meeting attended. Directors serving as directors of the Company's subsidiaries only receive meeting attendance fees for service on those Boards. Directors may defer fees payable to them under the Company's Directors Deferred Compensation Plan. The return on such deferred amount is determined, at the election of the director, as if such funds had been invested in Company Common Stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank, Atlanta computed on a quarterly basis.

       Mr. Williams, the former Chairman of the Board and Chief Executive Officer of the Company who retired on March 21, 1998, is serving as a non-employee director of the Company and Chairman of the Executive Committee. Mr. Williams has been provided with an office, office equipment and supplies, general secretarial support, a Company car and parking space, reimbursement of country club fees and assessments, and use of the Company airplane to and from Board and committee meetings and when representing the Company at national, corporate, community and civic events. Tax and estate planning services and security system monitoring for his homes are also provided. Any tax liability as a result of this support, except for director's fees, will be fully grossed-up by the Company.

Crestar Directors' Deferred Benefits

       Mr. McCarthy, Mr. Minor and Dr. Royal, all Crestar directors who are now directors of the Company, will receive compensation consistent with Company directors' compensation. They also will receive deferred benefits under two Crestar programs. Under one program, benefits for their awards previously granted by Crestar and their elective deferrals of Crestar retainers will be determined as if such benefits were invested in Crestar common stock and converted to Company Common Stock on December 31, 1998. After their Board service ends, these benefits will be distributed in whole shares of Company Common Stock with cash for any fractional share. Under another Crestar program, Mr. McCarthy and Dr. Royal will also receive benefits for their elective deferrals of Crestar cash fees and retainers with interest credited at guaranteed rates. These benefits will be paid in cash, in a lump-sum or installments as the director has elected, and will include survivor's benefits. Crestar Bank has established a rabbi trust to assist in meeting benefit obligations under this second program.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

       Executive officers are elected annually by the Board following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. The following table sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company or a principal subsidiary for at least five years.

Name                                     Information about Executive Officers
----                                     ------------------------------------
L. Phillip Humann             Chairman  of the  Board,  Chief  Executive  Officer  and  President  of the
                              Company.

Richard G.  Tilghman          Vice Chairman and Executive  Vice  President of the Company since  December
                              1998,  Chief  Executive  Officer (since 1985) and Chairman  (since 1986) of
                              Crestar Bank and Crestar Financial Corporation.

John W. Spiegel               An Executive Vice President and Chief Financial Officer of the Company. Mr.
                              Spiegel is 57.

E. Jenner Wood, III           An Executive  Vice President of the Company with  responsibility  for trust and investment services. Mr. Wood is 47.

John W. Clay, Jr.             An Executive Vice  President of the Company since 1997 with  responsibility for corporate and investment banking.  Prior to assuming that position,  he was Chairman of the Board and Chief Executive  Officer of SunTrust Banks of
                              Tennessee, Inc., the Company's Tennessee banking affiliate. Mr. Clay is 57.

Theodore J. Hoepner           An Executive Vice President of the Company since 1997. He has also been the
                              Chairman,  President  and Chief  Executive  Officer  of  SunTrust  Banks of
                              Florida, Inc. since September 1995. From January 1990 until August 1995, he was  Chairman,  President  and Chief  Executive  Officer of SunTrust  Bank,
                              Central Florida. Mr. Hoepner is 57.

Robert R. Long                An Executive Vice President of the Company since 1997. He has also been the
                              Chairman of SunTrust  Banks of Georgia,  Inc.  and SunTrust  Bank,  Atlanta
                              since April 1996. Since July 1995, he has been the Chief Executive  Officer of SunTrust Banks of Georgia,  Inc. and SunTrust Bank, Atlanta. He has also been the President of SunTrust  Bank,  Atlanta since 1985 and the President of SunTrust Banks of Georgia, Inc. since October 1992. Mr. Long is 62.

                                                          9


Name                                     Information about Executive Officers
----                                     ------------------------------------

Samuel O. Franklin III        An Executive  Vice  President of the Company  since 1998.  Mr.  Franklin is
                              Chairman  of the Board and Chief  Executive  Officer of  SunTrust  Banks of
                              Tennessee,  Inc., the Company's  Tennessee banking affiliate,  and SunTrust
                              Bank,  Nashville.  He has served as President of SunTrust  Bank,  Nashville since 1992. Mr. Franklin is 55.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

       Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. The Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Company. Consequently, the Committee places considerable importance on its task of designing and administering an executive compensation program.

Objectives of Executive Compensation

       The objectives of the Company's  executive  compensation  program are to:
(1) increase shareholder value, (2) improve the overall performance of the Company, (3) increase the success of the banking unit directly impacted by the executive's performance, and (4) enhance the performance of the individual executive.

Compensation Policy

       The general policy underlying the Company's executive compensation program is designed to:

       o      Aid  the  Company  in   attracting,   retaining   and   motivating
              high-performing executives.
       o      Provide   competitive  levels  of  compensation   consistent  with
              achieving the Company's annual and long-term performance goals.
       o      Reward superior corporate performance.

       Executive compensation is reviewed relative to that of the Company's peer group. However, the Company's emphasis is on programs that provide incentive compensation rewards based on the Company's performance. The peer group includes superregional banks such as Bank One Corporation, BankBoston Corporation, Fleet Financial Group, Inc., KeyCorp, Northern Trust Corp., PNC Bank Corp., Wachovia Corp. and Wells Fargo & Co. Base salary will remain conservative compared to the peer group with variable compensation opportunity being a significant part of the total compensation package. Peer group comparative information is relevant, but the Company's position on total compensation is driven more by the Company's performance, individual performance and a sense of fairness. Thus, depending on the Company's performance in any particular year, an executive officer may receive compensation above or below the level of a comparable officer in a competing company.

Components of Executive Compensation

       The three primary components of executive compensation are:

       o      Base Salary
       o      Cash Incentive Plans
       o      Stock Incentive Plans

Base Salary

       Base salary is designed to provide acceptable levels of compensation to executives while helping the Company manage fixed labor expense. Therefore, the Committee believes that executive officer base salaries should be on the conservative side of a market-competitive range. Salaries for top executives are reviewed annually and are based on:

       o      Job scope and responsibilities
       o Corporate, unit, and individual performance (performance measures may include net income, earnings per share, return on assets, return on equity, growth, achievement of specific goals, etc.)
       o      Competitive rates for similar positions
       o      Length of service
       o      Subjective factors

Cash Incentive Plans

       The Company maintains two incentive plans in this category:

       o The Management Incentive Plan, which focuses on annual performance goal attainment.
       o The Performance Unit Plan, which focuses on performance over a three-year period.

       These variable compensation plans are designed so that: (1) the executive receives a bonus only if the Company or applicable subsidiary performance targets are met, and (2) a significant part of the executive's compensation is at risk.

            Management Incentive Plan

                    Awards under the Management Incentive Plan ("MIP") are based on consolidated net earnings for Company participants, and on attainment of subsidiary net income goals for subsidiary participants. These goals are set for a one-year period, and are aimed at increasing short-term performance. Minimum targets are set and the level of attainment of such goals results in varying payouts. Maximum targets reflect ambitious earnings goals which are only attainable in an outstanding year, and thus, result in larger payouts. The net earnings target for 1998 was adjusted to exclude expenses related to the acquisition of Crestar.

                    Participation  in MIP is limited to a broad  group of senior managers who have a material impact on Company performance. The participants are selected by the Committee and include the executive officers named in this Proxy Statement and approximately 300 other senior managers. Awards earned under MIP are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. MIP payments are presented in the Summary Compensation Table under the heading "Bonus."

            Performance Unit Plan

                    The  Performance  Unit Plan  ("PUP") is aimed at  motivating executives to attain specific goals set by the Committee over a three-year period. Approximately 160 participants are selected by the Committee to receive units (with a target value of $30 per unit) based upon management level, scope of position, range of incentive compensation, individual performance and subjective factors. Two performance measurements are set for each three-year cycle which correspond to a minimum, target, and maximum payout value. These performance measurements are: (1) a three-year cumulative consolidated net income goal, and (2) a three-year cumulative earnings per share goal. At the end of each cycle, the payout value is determined by actual net income and earnings per share for the three-year period. The measurement which yields the highest award is the one that is used. This method was employed due to the Company's share purchase program and the desire not to penalize executives for this strategy. In 1998, the targets were adjusted to exclude expenses related to the acquisition of Crestar. Straight line interpolation is used to calculate payout values between minimum, target, and maximum levels. These payouts are set forth in the Summary Compensation Table under the heading "LTIP Payouts."

       Stock Incentive Plans

            One of the Committee's priorities is for executives to be significant shareholders so that the interests of executives are aligned with the interests of shareholders. The Company's executive officers have a significant equity stake in the Company, as reflected in the beneficial ownership information contained in this Proxy Statement.

            1995 Stock Plan

                    The 1995  Executive  Stock Plan (the "1995 Stock  Plan") was
            adopted  by  the  Board  in  November  1994,  and  approved  by  the shareholders at the 1995 Annual Meeting. The 1995 Stock Plan provides for grants of options to purchase Company Common Stock, restricted shares of Company Common Stock (which may be subject to both grant and forfeiture conditions), and grants of stock appreciation rights ("SARs"). There are 10,000,000 shares of Company Common Stock reserved for use under the 1995 Stock Plan, of which 5,000,000 may, but need not be, granted as restricted stock. The 1995 Stock Plan is administered by the Committee, which has the sole authority to grant options, SARs and restricted stock. The 1995 Stock Plan is used by the Committee to make stock-based incentives important factors in attracting, retaining, and rewarding employees and to closely align employee interests with those of the Company's shareholders.

                    Performance based restricted stock ("Performance  Stock") is a stock based incentive vehicle made available to executives under the 1995 Stock Plan. Performance Stock grants were made in 1996. Awards of Performance Stock occur as the stock price increases in increments of 20% over the grant date value. For each 20% increase in stock price, 20% of the shares granted are "awarded" to the participant. Eighty percent of the shares granted in 1996 have been awarded because the stock price has increased 80%. To receive the remaining awards under the 1996 grant, the price of the stock must double from the price on the grant date to $91.10 per share. Performance Stock that is awarded is held in escrow by the Company, but executives receive dividends and voting rights on all shares awarded to them. Most of the awarded shares are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded; (ii) at attaining age 64; (iii) in the event of death or disability of a participant; or (iv) in the event of a change in control of the Company. However, in 1998 the Performance Stock agreements were amended to provide that approximately 40% of all Performance Stock granted will become fully vested as of February 10, 2000 and will no longer be subject to the service and forfeiture conditions. The Committee believes that the plan has been effective in focusing attention on shareholder value, and each grant of Performance Stock has been made with the goal of additional stock price improvement. The 1996 grant of Performance Stock is shown in the Summary Compensation Table under the heading "Restricted Stock Award." There were no grants of Performance Stock in 1998.

            1986 Stock Plan

                    The Executive  Stock Plan,  adopted in 1986 (the "1986 Stock
            Plan"), was designed to focus executives and other eligible participants on long-term performance of the Company. No further grants will be made under the 1986 Stock Plan. Performance Stock grants in 1990 and 1992 were also made under this plan.

            401(k) Matching Contributions

                    The Company matches eligible  employee  contributions to the
            Company's 401(k) Plan after the employee has completed one year of service with the Company. The matching contributions are made with Company Common Stock and consist of a guaranteed component and a performance component. The performance match is earned based on a comparison of net income or earnings per share results to the targets established by the Committee. If the minimum consolidated net income or earnings per share target is not achieved, no performance match is made for the year. In 1998, the targets were adjusted to exclude expenses incurred from the acquisition of Crestar.

            401(k) Excess Plan

                    The Company also maintains an unfunded 401(k) Excess Plan to provide benefits otherwise payable to certain participants under the 401(k) Plan which exceed the tax qualified benefits under the 401(k) Plan as a result of certain federal tax restrictions. Under the 401(k) Excess Plan, the Company credits to an account for each participant an amount equal to the contribution to the 401(k) Plan that otherwise would have been made but for federal income tax restrictions on maximum contributions. Amounts credited to a participant's account generally have the same investment experience as would an investment by the participant in Company Common Stock. The Company contributed or expensed with respect to the 401(k) Plan and the 401(k) Excess Plan a portion of the amounts shown in the Summary Compensation Table under the heading "All Other Compensation."

Section 162(m)

       Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the four other highest paid executive officers at the end of such year ("Covered Employees") will not be deductible for federal income tax purposes unless certain conditions are met. One such condition is that the compensation qualify as "performance-based compensation." In addition to other requirements for qualification as performance-based compensation, shareholders must be advised of and must approve the material terms of the performance goals under which compensation is to be paid. The Company intends that awards to Covered Employees under the MIP, PUP and the 1995 Stock Plan qualify as performance-based compensation within the meaning of Section 162(m). On November 8, 1994, the Board of Directors of the Company approved the 1995 Stock Plan and certain amendments to MIP and PUP which were designed to ensure that, to the extent possible, awards payable under the 1995 Stock Plan, MIP and PUP would be fully deductible by the Company for purposes of Section 162(m). At the 1995 Annual Meeting, the Company's shareholders approved the material terms of the performance goals under which compensation is paid under the 1995 Stock Plan, MIP and PUP. During 1998, Mr. Tilghman received compensation from Crestar that exceeded $1 million and is not fully deductible for federal income tax purposes under Section 162(m).

Chief Executive Officer Compensation

       The executive compensation policy described in the beginning of this report is applied in setting Mr. Humann's and Mr. Williams' compensation. Mr. Humann replaced Mr. Williams as Chairman of the Board and Chief Executive Officer when Mr. Williams retired on March 21, 1998. They both participated in the same executive compensation plans available to other executive officers. The 1998 cash compensation of Mr. Humann was $1,541,553. Over half (62%) of this amount was earned in performance-driven incentives. Mr. Humann had a base salary of $590,000, and earned a Management Incentive Plan award of 60% of his base salary, or $351,553. The 1998 cash compensation of Mr. Williams was $950,631. Over three-fourths (76%) of this amount was earned in performance-driven incentives. Mr. Williams had a base salary of $225,000 through March 21, 1998, and earned a Management Incentive Plan award of 60% of his base salary, or $185,631.

       In keeping with the Committee's desire for the Chief Executive Officer to maintain a long-term focus for the Company, much of Mr. Humann's variable compensation is provided through PUP. The number of PUP units granted to Mr. Humann for the 1996-98 PUP cycle was determined in an effort to provide a variable compensation opportunity such that if the aggressive performance target was achieved, Mr. Humann's total compensation would be competitive with chief executives of companies in the peer group. Mr. Humann earned a PUP award of $600,000 for the 1996-98 PUP cycle. This represented a payout at the maximum $60 per unit value and is the result of the Company achieving the aggressive cumulative earnings per share target that was set by the Committee prior to the start of the 1996-98 cycle.

Summary

       The Committee believes that this mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

       Submitted by the Compensation Committee of the Company's Board of Directors.

                    Joseph L. Lanier, Jr., Chairman
                    A. W. Dahlberg
                    Summerfield K. Johnston, Jr.
                    G. Gilmer Minor, III

                               SHAREHOLDER RETURN

       Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Major Regional Bank Composite Index for the period of five years commencing December 31, 1993 and ended December 31, 1998.







               COMPARISON OF FIVE-YEAR CUMMULATIVE TOTAL RETURN*

                                     GRAPH

               1993      1994      1995      1996      1997      1998
               ----      ----      ----      ----      ----      ----
STI          100.00    109.06    160.33    235.36    346.48    376.81
S&P 500      100.00    101.32    139.40    171.40    228.59    293.91
S&P Banks    100.00     94.65    149.03    203.63    306.20    338.30









       *Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

Summary of Cash and Certain Other Compensation

       The following table shows, for the fiscal years ending December 31, 1996, 1997 and 1998, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to each of the six most highly compensated executive officers of the Company, as well as the former Chairman of the Board and Chief Executive Officer.

                                               SUMMARY COMPENSATION TABLE
                                                                                         Long-Term Compensation
                                                                                -----------------------------------------------

                                                  Annual Compensation                  Awards             Payouts
                                              ----------------------------      -----------------------   ---------------------


                                                                    Other                    Securities               All
                                                                    Annual      Restricted   Under-                   Other
Name and Principal                                                  Compen-     Stock        lying        LTIP        Compen-
Position                               Year   Salary      Bonus     sation      Award        Options      Payouts     sation(1)
--------------------------------------------------------------------------------------------------------------------------------
 L. Phillip Humann                     1998  $590,000    $351,553  $  4,420            --         --     $ 600,000     $22,002
 Chairman of the Board, Chief          1997   500,000     232,239     5,786            --         --       600,000      18,946
  Executive Officer and                1996   460,000     199,293     4,885    $2,331,250(2)      --       600,000      15,206
  President
                                                                                       --         --       540,000
James B. Williams                      1998   225,000     185,631    27,697            --         --       720,000      15,113
  Former Chairman of the               1997   840,000     390,162   135,845(3)  2,797,500(2)      --       720,000      38,583
  Board and Chief Executive            1996   775,000     335,766    14,362                                             25,566
  Officer until March 21, 1998

Richard G. Tilghman(4)                 1998   725,000(5)  754,000(6)     --     4,590,000(7) 230,016(8)  2,885,123(9)  104,663
  Chairman of the Board and
  Chief Executive Officer of
  Crestar Financial Corporation

John W. Spiegel                        1998   425,000     253,237        --            --         --      360,000       17,020
  Executive Vice President             1997   380,000     176,502     2,740            --         --      360,000       15,304
  and Chief Financial Officer          1996   350,000     151,636     3,600     1,398,750(2)      --      360,000       11,575

Theodore J. Hoepner                    1998   340,000     129,393        --            --         --      276,000       13,725
  Chairman of the Board of             1997   320,000      83,089        --            --         --      240,000       12,944
  SunTrust Banks of Florida, Inc.      1996   304,500      72,724        --       699,375(2)      --      240,000       10,095

John W. Clay, Jr.                      1998   320,000     121,782     3,506            --         --      276,000       12,876
  Executive Vice President             1997   300,000      77,896     5,409            --         --      264,000       12,132
                                       1996   287,500      68,664     5,409       699,375(2)      --      240,000        9,535

Robert R. Long                         1998   320,000     121,782        --            --         --      276,000       14,136
  Chairman of the Board of             1997   300,000      77,896     2,360            --         --      240,000       12,895
  SunTrust Banks of Georgia, Inc.      1996   262,500      62,693     2,550       699,375(2)      --      240,000        8,702

(1) Amounts contributed by the Company to the 401(k) Plan and the 401(k) Excess Plan and Company premiums paid on term life insurance, for all but Mr. Tilghman. For Mr. Tilghman, includes amounts contributed by Crestar to Crestar's 401(k) Plan and accrued under Crestar's nonqualified 401(k) Plan; also includes the actuarial equivalent of benefits from Crestar's premiums on a split-dollar life insurance policy and above market interest earned on deferred compensation.

(2) Performance-based restricted stock ("Performance Stock") is held by the executive officers listed above, under the Company's 1986 Stock Plan and the 1995 Stock Plan. Three events must occur with respect to the Performance Stock set forth above before the executive takes full title to the Performance Stock. Shares are granted, awarded, become vested and finally are distributed. After Performance Stock is granted by the Compensation Committee, 20% increments are awarded if and when there are comparable 20% increases in the average price of the Company's Common Stock from the initial price at the time of grant. Most of the awarded shares are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded to participants; (ii) at attaining age 64; (iii) in the event of the death or disability of a participant; or (iv) in the event of a change in control of the Company as defined in the 1986 Stock Plan or the 1995 Stock Plan. Approximately 40% of the granted shares will become fully vested as of February 10, 2000 and will no longer be subject to service and forfeiture conditions. The individuals set forth in the table above held (were granted), subject to the terms and conditions of the 1986 Stock Plan or the 1995 Stock Plan, the number of shares of restricted stock, including Performance Stock, with a value as of December 31, 1998, as follows: Messrs. Humann 330,000 shares, $25,245,000; Williams 12,000 shares, $918,000; Spiegel
       200,000 shares, $15,300,000;  Hoepner 145,000 shares,  $11,092,500;  Clay
       81,000  shares,  $6,196,500;  and Long  121,000  shares,  $9,256,500.  As described above, not all such shares have been awarded and, except for Mr. Williams, no shares held by the individuals named in this footnote have vested. The price of the Company's Common Stock would have to reach $91.10 for a certain period of time before all the shares listed in the table above and in this footnote would be awarded. Dividends were paid in 1998 on shares of awarded Performance Stock as follows: Messrs. Humann $312,500; Williams $20,000; Spiegel $189,500; Hoepner $139,750; Clay
       $75,750; and Long $115,750.

(3)    Includes $100,000 paid for club expenses.

(4)    Mr. Tilghman was not an employee of the Company in 1996 and 1997.

(5) Mr. Tilghman's base salary for 1998 was set by Crestar's Human Resources and Compensation Committee (the "Crestar Committee") and targeted to be at the median level of financial institutions in Crestar's regional peer group.

(6) Amount awarded to Mr. Tilghman for 1998 under Crestar's Management Incentive Plan based on Crestar's return on equity and the Crestar Committee's evaluation of Mr. Tilghman's individual performance.

(7) 60,000 shares of Restricted Stock were granted by the Compensation Committee to Mr. Tilghman in accordance with his employment agreement with the Company under the Company's 1995 Executive Stock Plan. These shares will vest and be awarded to Mr. Tilghman at the earliest of the following dates: (i) at the end of his employment period, which is December 31, 2000, (ii) occurrence of an event that would fully vest all stock granted under the 1995 Executive Stock Plan, (iii) death, (iv) disability, (v) termination of employment by the Company without cause and (vi) termination of employment by Mr. Tilghman for good reason. Mr. Tilghman will receive dividends on these shares. Mr. Tilghman also has 4,967 performance shares with a year-end value of $379,976 granted by Crestar and held in a phantom account. These shares are vested and payable at his retirement.

(8) 180,000 of these options were granted to Mr. Tilghman pursuant to his employment agreement with the Company. The remaining 50,016 options represent 52,100 converted Crestar options that were granted by the Crestar Committee in January 1998 pursuant to Crestar's customary procedures for annual option grants to executives.

(9) Value of performance share payouts in stock and cash to Mr. Tilghman under the Value Share Programs established under Crestar's 1993 Stock Incentive Plan. Under Value Share II, the payout was determined at July 20, 1998, the date of the agreement for the acquisition of Crestar, based on Crestar's attained stock growth appreciation since January 1997 and its peer group ranking for stock price appreciation. Under Value Share III, a pro rata payout was also made at July 20, 1998 for performance shares granted to 25 top executives to reinforce Crestar's top 5 long-term strategic goals.

Option Grants, Exercises and Holdings

       The following table contains information concerning the grant of stock options to the Company's named executive officers as of the end of the last fiscal year. There were no grants of options to the named executive officers during 1998 except for the grant of options to Mr. Tilghman pursuant to his employment agreement with the Company. The Company did not award any stock appreciation rights during the last fiscal year.

                                                   OPTION GRANTS DURING YEAR
                                                    ENDED DECEMBER 31, 1998
                                                                                                 Potential Realizable Value at
                                                 Individual Grants                               Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                                                                                                 Option Term(1)
                             --------------------------------------------------------------      ----------------------------------
                             Number of         % of Total
                             Securities        Options
                             Underlying        Granted to         Exercise
                             Options           Employees in       Price per      Expiration
      Name                   Granted           Fiscal Year        Share          Date                     5%                10%
------------------------------------------------------------------------------------------------------------------------------------
Richard G. Tilghman          180,000(2)           1.857           76.50(4)        12/31/08           $ 8,659,879       $ 21,945,834
                              50,016(3)             -             54.39(5)         1/22/08             1,710,826          4,335,569

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over a 10 year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. These values have also not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only if the stock price advances beyond the exercise price shown on the table during the effective option period.

(2) Granted pursuant to Mr. Tilghman's employment agreement with the Company. Option becomes exercisable on December 31, 2000.

(3) Granted under Crestar's 1993 Incentive Stock Plan and converted to options for Company Common Stock on December 31, 1998.

(4) Under the 1995 Stock Plan, the exercise price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. Options may be exercised using cash, Company Common Stock or a combination of both.

(5) Under Crestar's 1993 Incentive Stock Plan, the exercise price could not be less than 100% of the fair market value of Crestar's common stock on the date the option was granted. Option price was adjusted to reflect the conversion to options for Company Common Stock. Options may be exercised using cash, Company Common Stock or a combination of both.

     The following table sets forth information with respect to the named executives concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998.

                                            AGGREGATED OPTION EXERCISES IN 1998 AND
                                                DECEMBER 31, 1998 OPTION VALUES
                                                             Number of Securities                   Value of Unexercised
                                                             Underlying Unexercised                 In-the-Money Options
                                                             Options at December 31, 1998           at December 31, 1998
                                                             -----------------------------------    ----------------------------
                                Shares
                                Acquired         Value
Name                            on Exercise      Realized        Exercisable       Unexercisable  Exercisable      Unexercisable
----                            -----------      --------        -----------       -------------  -----------      -------------
L. Phillip Humann                  13,200         $ 654,225                0              19,800  $          0       $  915,750
James B. Williams                       0                 0          200,000                   0     9,250,000                0
Richard G. Tilghman               130,546 (1)     6,445,730 (1)      342,210             180,000    15,717,463                0
John W. Spiegel                     8,800           624,800           13,200              19,800       610,500          915,750
Theodore J. Hoepner                 4,400           272,525           22,000              19,800     1,185,250          915,750
John W. Clay, Jr.                   4,400           255,475           13,200              19,800       610,500          915,750
Robert R. Long                      4,400           291,225           22,000               6,600     1,185,250          305,250

(1) Reflects exercises of shares of Crestar common stock prior to the acquisition of Crestar on December 31, 1998.

Long-Term Incentive Plan

      The following table provides information concerning the Company's Performance Unit Plan ("PUP"). The PUP provides for the award of performance units ("Units"), each with a target grant value, to key employees of the Company and its subsidiaries by the Compensation Committee. The grant value and number of Units awarded to a participant for each performance measurement cycle is determined by the Compensation Committee as of the grant date. The final value of the Units granted under each award may range from zero to 200% of the grant value and will be determined by the Compensation Committee at the end of each performance measurement cycle based on the achievement of either consolidated net income goals or earnings per share goals established by the Compensation Committee for that cycle. Payment of an award earned under the PUP is contingent upon continuous employment with the Company until the end of the award cycle, except for payments made in the event of retirement, death, disability or a change in control.

                                           LONG-TERM INCENTIVE PLAN - AWARDS IN 1998
                                                                                  Estimated Future Payouts under
                                                                                    Non-Stock Price-Based Plans
                                                                           ------------------------------------------------
                                                      Performance
                                                      Period Until
                                       Number          Maturation
     Name                            of Units          or Payout           Threshold             Target            Maximum
     ----                            --------          ---------           ---------             ------            -------
L. Phillip Humann                      12,000           3 years             $180,000            $360,000           $720,000
John W. Spiegel                         7,000           3 years              105,000             210,000            420,000
Theodore J. Hoepner                     6,000           3 years               90,000             180,000            360,000
John W. Clay, Jr.                       6,000           3 years               90,000             180,000            360,000
Robert R. Long                          6,000           3 years               90,000             180,000            360,000

Pension Plans

      The following table shows estimated combined retirement benefits payable to a covered participant at normal retirement age under the Company's Retirement Plan, ERISA Excess Retirement Plan ("ERISA Excess Plan") and Supplemental Executive Retirement Plan ("SERP") as described below.

                                                      PENSION PLAN TABLE
                                                       Years of Service
                                    ------------------------------------------------------------
  Remuneration                           15                       20                   25               30 or More
  ------------                         -----                    ------               ------             ----------
  $    500,000                        300,000                  300,000               300,000               300,000
       600,000                        360,000                  360,000               360,000               360,000
       700,000                        420,000                  420,000               420,000               420,000
       800,000                        480,000                  480,000               480,000               480,000
       900,000                        540,000                  540,000               540,000               540,000
     1,000,000                        600,000                  600,000               600,000               600,000
     1,100,000                        660,000                  660,000               660,000               660,000
     1,200,000                        720,000                  720,000               720,000               720,000
     1,600,000                        960,000                  960,000               960,000               960,000
     1,800,000                      1,080,000                1,080,000             1,080,000             1,080,000
     2,000,000                      1,200,000                1,200,000             1,200,000             1,200,000
     2,200,000                      1,320,000                1,320,000             1,320,000             1,320,000
     2,400,000                      1,440,000                1,440,000             1,440,000             1,440,000

      The Company's Retirement Plan is a noncontributory retirement plan for the benefit of eligible employees of the Company and its subsidiaries. The Company has also established the ERISA Excess Plan to pay benefits to certain Retirement Plan participants that exceed the benefits payable to such Plan participants under the Retirement Plan as a result of federal tax restrictions. In addition, the SERP provides benefits to certain key employees of the Company and its subsidiaries as designated by the Compensation Committee. The maximum annual benefits payable under the SERP will equal 60% of the average annual income

(defined as base salary, and payments made under the Management Incentive Plan and Performance Unit Plan, which are shown in the Summary Compensation Table) earned during the 60 consecutive months of employment preceding retirement, reduced by annual benefits payable at retirement under the Retirement Plan, the ERISA Excess Plan, Social Security benefits at age 65, and certain other nonqualified, unfunded retirement arrangements maintained by the Company. Upon retirement, the SERP benefit will be paid in the form of a lump sum that is actuarially equivalent to a life annuity if the participant is unmarried or that is actuarially equivalent to a 100% joint and survivor annuity if the participant is married. Retirement benefits under the SERP vest for all participants on the earlier of February 10, 2000 or a change in control of the Company.

      The compensation earned in 1998 for the individuals named in the Summary Compensation Table included for the computation of benefits payable under the SERP and credited years of service is as follows: Messrs. Humann, $1,541,553, 29 years of service; Williams, $950,631, 43 years of service; Tilghman, $1,479,000, 32 years of service; Spiegel, $1,038,237, 33 years of service; Hoepner, $745,393, 30 years of service; Clay, $717,782, 31 years of service; and Long, $717,782, 31 years of service.

      The SERP provides that in the event of a change in control of the Company (as defined in the SERP), all benefits accrued for participants who are involuntarily terminated or who terminate for good reason within 3 years after a change in control shall immediately vest. Under such circumstances, benefits would be calculated using the highest compensation for any 12 consecutive month period during the 60 consecutive month period which ends immediately before the termination of employment. Further, the participant's credited service may be increased under certain circumstances up to 3 years. Termination for good reason means a termination made primarily because of a failure to elect or reelect a participant to a position held with the Company prior to the change in control or a substantial change or reduction in responsibilities or compensation. The SERP further provides that in the event of a termination as described above, participants in the SERP will continue to receive health, life and disability benefit coverage for up to 2 years after such termination.

       Mr. Tilghman's employment agreement with the Company, as more fully described below, provides that on his termination of employment and at his election, he will receive the benefit calculated under the Company's SERP or the benefit calculated under Crestar's combined qualified and nonqualified pension plans. Under Crestar's combined pension plans, Mr. Tilghman has completed the 20 years of service required for an annual benefit, beginning at age 60, equal to 50% of the average of his 3 highest years of compensation (calculated using base salary plus bonus). His annual benefit under Crestar's combined pension plans is projected to be approximately $764,000 at age 60.

Employment Agreement with Mr. Tilghman

      In connection with the execution of the agreement to acquire Crestar entered into in July 1998, the Company and Richard G. Tilghman entered into an employment agreement providing for the employment of Mr. Tilghman for the 2-year period following consummation of the acquisition, which occurred on December 31, 1998. The agreement provides that during Mr. Tilghman's employment, he will serve as Vice Chairman and Executive Vice President of the Company and will continue to serve as the Chief Executive Officer of Crestar. Mr. Tilghman will be entitled to receive a base salary during the term of his employment equal to $900,000 per year, plus an annual bonus in an amount equal to $600,000 in calendar year 1999 and $700,000 in calendar year 2000. Under the terms of the agreement, Mr. Tilghman also received on December 31, 1998 a grant of 60,000 shares of restricted Company Common Stock and a 10-year option to acquire an aggregate of 180,000 shares of Company Common Stock with an exercise price of $76.50 (subject to anti-dilution provisions). At the time the Company makes option grants to other senior executives, Mr. Tilghman will also receive an option to purchase 25,000 shares of Company Common Stock in each of 1999 and 2000. Such awards generally vest in accordance with the vesting schedules applicable under the Company's existing stock option award plans for executives similarly situated to Mr. Tilghman. When his employment with the Company ends, Mr. Tilghman is also entitled to elect a supplemental retirement benefit under either the Company's supplemental retirement benefit plan or Crestar's supplemental retirement benefit plan (as each such plan was in effect on July 20, 1998). In addition, if any payments received by Mr. Tilghman are subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Tilghman will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax.

Compensation Committee Interlocks and Insider Participation

       Messrs. Lanier, Dahlberg, Hughes, Johnston and Minor, all of whom are independent, outside directors of the Company, served as members of the Compensation Committee during all or part of 1998. During 1998, the Company's bank subsidiaries engaged in customary banking transactions and had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of certain directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. Mr. James
B. Williams is a member of the Compensation Committee of Genuine Parts Company, of which Mr. Larry L. Prince is the Chairman of the Board and Chief Executive Officer. Mr. James B. Williams is a member of the Compensation Committee of the Board of Directors of Georgia-Pacific Corporation, of which Mr. Alston D. Correll is the Chairman and Chief Executive Officer. Mr. James B. Williams is a member of the Compensation Committee of the Board of Directors of Rollins, Inc. and RPC, Inc., of which Mr. R. Randall Rollins is Chairman and Chief Executive Officer. Mr. Theodore J. Hoepner is a member of the Compensation Committee of the Board of Directors of Poe & Brown, Inc., of which Mr. J. Hyatt Brown is Chairman, President and Chief Executive Officer.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

                                    (Item 2)

      Subject to ratification by a majority of the shares represented at the Annual Meeting, Arthur Andersen LLP has been appointed by the Board of Directors as auditors of the Company for 1999. Arthur Andersen LLP also audited the Company's financial statements for 1998. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

      The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. The decision of the Board of Directors is based on the recommendation of the Audit Committee, which reviewed both the proposed audit scope and estimated audit fees for the coming year.

                              SHAREHOLDER PROPOSALS

       Shareholders who intend to submit proposals to the Company's shareholders for action at the 2000 Annual Meeting and presentation in the Company's proxy statement with respect to such meeting must submit such proposals so that they are received by the Company no later than November 9, 1999 in order to be considered for inclusion in the Company's 2000 proxy materials. Shareholder proposals should be submitted to SunTrust Banks, Inc., Post Office Box 4418, Atlanta, Georgia 30302, Attention: Corporate Secretary. All proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement.

      Earlier this year, the Securities and Exchange Commission amended its rule governing the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

      With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by January 30, 2000, the Company will be allowed to use its voting authority as described above.

                              VOTING AT THE MEETING

      Each shareholder of record at the close of business on March 1, 1999 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Company Common Stock entitles the holder to one vote on any matter coming before a meeting of shareholders of the Company. On March 1, 1999, the record date for the Annual Meeting, there were 321,459,753 shares of Company Common Stock outstanding.

      A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of auditors and to take most other actions. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote shall be necessary for the election of directors. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of proposals and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

      The cost of soliciting proxies will be borne by the Company. Corporate Investors Communications has been retained to assist in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by employees of the Company.

      The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.



March 8, 1999

Please mark your votes as indicated in this example     [X]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, will be voted "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. Proposal to elect as Directors: A. W. Dahlberg, L. Phillip Humann, M. Douglas Ivester, Joseph L. Lanier, Jr. and Frank E. McCarthy to serve until the Annual Meeting of Shareholders in 2002, Frank S. Royal, M.D. and Richard G. Tilghman to serve until the Annual Meeting of Shareholders in 2001, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2000.

    FOR all nominees                     WITHHOLD
 listed above (except as                 AUTHORITY
indicated to the contrary)         to vote for nominees
                                        listed above

       [       ]                         [       ]



2. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1999.

     FOR           AGAINST            ABSTAIN
     [   ]         [   ]              [   ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his name on the line below:

--------------------------------------------------------------------------------


                                          --------------------------------------

                                          --------------------------------------
                                                Signature(s) of Shareholder


                                          Date ___________________________, 1999

                                          IMPORTANT:  Please  date and sign this
                                          Proxy  exactly  as your  name or names
                                          appear  hereon;  if  shares  are  held
                                          jointly,  all joint  owners must sign.
                                          An executor,  administrator,  trustee,
                                          guardian, or other person signing in a
                                          representative capacity, must give his
                                          or her full title. A corporation  must
                                          sign  in  full  corporate  name by its
                                          president or other authorized officer.
                                          A partnership must sign in partnership
                                          name by an authorized person.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


PLEASE COMPLETE THIS CARD AND RETURN IT IN THE ENVELOPE PROVIDED

                                     PROXY
           Annual Meeting of Shareholders to be Held April 20, 1999.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

        The undersigned hereby appoints John W. Spiegel and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 20, 1999, at 9:30 a.m. local time, in Room 10 of the SunTrust Bank, Atlanta, Tower, 25 Park Place, N.E., Atlanta, Georgia, and at any adjournments thereof, upon the matters described herein and in the accompanying Proxy Statement dated March 8, 1999, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.

        Pursuant to the Proxy Statement, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof. By the execution of this Proxy, I acknowledge receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 1999 and a copy of the SunTrust Banks, Inc. 1998 Annual Report.

                 (Continued and to be signed on the other side)

Please mark your votes as indicated in this example            [X]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, will be voted "FOR" EACH OF THE FOLLOWING PROPOSALS. IF YOU DO NOT RETURN YOUR CARD, THE PLAN TRUSTEE WILL NOT VOTE YOUR SHARES.

1. Proposal to elect as Directors: A. W. Dahlberg, L. Phillip Humann, M. Douglas Ivester, Joseph L. Lanier, Jr. and Frank E. McCarthy to serve until the Annual Meeting of Shareholders in 2002, Frank S. Royal, M.D. and Richard G. Tilghman to serve until the Annual Meeting of Shareholders in 2001, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2000.

    FOR all nominees                     WITHHOLD
 listed above (except as                 AUTHORITY
indicated to the contrary)         to vote for nominees
                                        listed above

       [       ]                         [       ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his name on the line below:

--------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1999.

     FOR           AGAINST            ABSTAIN
     [   ]         [   ]              [   ]



The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 1999 and a copy of the SunTrust Banks, Inc. 1998 Annual Report.

IMPORTANT: Please date and sign this instruction exactly as your name or names appear to the left.

                                          Date____________________________, 1999

                                          Signature____________________________


                          (continued from other side)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

March 8, 1999 To our employee shareholders:

SunTrust employees who are shareholders are the foundation of our Company. Each year, you have the opportunity to support our future performance by voting the SunTrust shares allocated to your 401(k) Plan account. Your valuable input is essential to the continued success of SunTrust.

We are sending you three items with this letter:

1. The 1998 SunTrust Banks, Inc. Annual Report which details our 13th year of consistently strong performance;

2. The Proxy Statement describing the business of the 1999 Annual Meeting of Shareholders scheduled for Tuesday, April 20, 1999; and

3. The Instructions to Plan Trustee card above, which you should fill out and return immediately, following the instructions provided. Remember, the Trustee will only consider your shares for voting if your card is returned.

Thank you for the contribution you make toward ensuring that SunTrust remains one of the premier financial institutions.

Sincerely,
L. Phillip Humann
Chairman of the Board, President and Chief Executive Officer

            INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) TRUSTEE

The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 20, 1999 and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors shall recommend. This instruction is solicited by the Board of Directors.

                 (Continued and to be signed on the other side)


        PLEASE COMPLETE THIS CARD AND RETURN IT IN THE ENVELOPE PROVIDED

Please mark your votes as indicated in this example         [X]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, will be voted "FOR" EACH OF THE FOLLOWING PROPOSALS. IF YOU DO NOT RETURN YOUR CARD, THE PLAN TRUSTEE WILL NOT VOTE YOUR SHARES.

1. Proposal to elect as Directors: A. W. Dahlberg, L. Phillip Humann, M. Douglas Ivester, Joseph L. Lanier, Jr. and Frank E. McCarthy to serve until the Annual Meeting of Shareholders in 2002, Frank S. Royal, M.D. and Richard G. Tilghman to serve until the Annual Meeting of Shareholders in 2001, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2000.

    FOR all nominees                     WITHHOLD
 listed above (except as                 AUTHORITY
indicated to the contrary)         to vote for nominees
                                        listed above

       [       ]                         [       ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his name on the line below:

-------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1999.

     FOR           AGAINST            ABSTAIN
     [   ]         [   ]              [   ]



The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 1999 and a copy of the SunTrust Banks, Inc. 1998 Annual Report.

IMPORTANT: Please date and sign this instruction exactly as your name or names appear to the left.

                                          Date____________________________, 1999

                                          Signature____________________________


                          (continued from other side)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

March 8, 1999 To our employee shareholders:

SunTrust employees who are shareholders are the foundation of our Company. Each year, you have the opportunity to support our future performance by voting the SunTrust shares allocated to your 401(k) Plan account. Your valuable input is essential to the continued success of SunTrust.

We are sending you three items with this letter:

1. The 1998 SunTrust Banks, Inc. Annual Report which details our 13th year of consistently strong performance;

2. The Proxy Statement describing the business of the 1999 Annual Meeting of Shareholders scheduled for Tuesday, April 20, 1999; and

3. The Instructions to Plan Trustee card above, which you should fill out and return immediately, following the instructions provided. Remember, the Trustee will only consider your shares for voting if your card is returned.

Thank you for the contribution you make toward ensuring that SunTrust remains one of the premier financial institutions.

        Sincerely,

        L. Phillip Humann
        Chairman of the Board, President and Chief Executive Officer


               INSTRUCTIONS TO THE TRUSTEE FOR CRESTAR EMPLOYEES'
                        THRIFT & PROFIT SHARING PLAN OR
                 CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the Crestar Employees' Thrift and Profit Sharing Plan or Crestar Merger Plan for Transferred Employees be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 20, 1999 and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors shall recommend. This instruction is solicited by the Board of Directors.

                 (Continued and to be signed on the other side)



        PLEASE COMPLETE THIS CARD AND RETURN IT IN THE ENVELOPE PROVIDED